Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-1 (Registration No. 333-144201) and Form S-8 (Registration Nos. 333-16939, 333-33276, 333-117057 and 333-151777) of our reports dated March 13, 2009, relating to our audits of the consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which included an explanatory paragraph regarding the Company’s adoption of the Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities,” and our audit of internal control over financial reporting as of December 31, 2008, of Clean Diesel Technologies, Inc., included in the 2008 Annual Report on Form 10-K.

We also consent to the reference of our firm under the caption "Experts" on Form S-1 (Registration No. 333-144201), of Clean Diesel Technologies, Inc.

/s/  Eisner LLP
New York, New York
March 13, 2009